EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Zivo Bioscience Inc. and Subsidiaries

Bloomfield Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-265765), Form S-3 (No.333-259082) and S-1 (No.333-251221) of Zivo Bioscience Inc. and Subsidiaries of our report dated March 14, 2023, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

Troy, Michigan

March 14, 2023